Exhibit 99.1

Fortune Brands Reports Q3 2019 Sales and EPS Growth; Solid Progress on Strategic Initiatives in a Slowly Recovering Housing Market

Highlights from continuing operations reflect solid execution:

  Q3 2019 sales increased 6 percent year-over-year to $1.46 billion
  Global Plumbing Group continues to outperform end markets; expansion of wholesale distribution continues in Fiberon composite decking
  Q3 2019 EPS were $0.75; EPS before charges/gains were $0.95, up 2 percent
  Company tightens 2019 full-year outlook for sales growth to 5 to 6 percent and EPS before charges/gains to $3.53 – $3.63.

DEERFIELD, Ill.--(BUSINESS WIRE)--October 23, 2019--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced third quarter 2019 results.

“In the third quarter our teams continued to execute well in a slower market than we initially planned and delivered solid performance while we continued to invest in our growth and take actions to overcome external pressures such as tariffs,” said Chris Klein, chief executive officer, Fortune Brands. “Beginning in September and continuing into October we are seeing a pickup in the home products market from both new construction and repair and remodel. The improved demand, combined with actions we are taking to strengthen the Company and capture growth opportunities, should benefit us in the 4th quarter and set us up for a solid start to 2020.”

Third Quarter 2019

For the third quarter of 2019, sales were $1.46 billion, an increase of 6 percent over the third quarter of 2018. Earnings per share (EPS) were $0.75 compared to $0.69 in the prior-year quarter. EPS before charges/gains were $0.95 compared to $0.93 the same quarter last year. Operating income was $168.0 million, compared to $147.1 million in the prior-year quarter. Operating income before charges/gains was $203.2 million, compared to $190.6 million the same quarter last year. Operating margin was up slightly to 13.9 percent.

“We continue to make tremendous progress on our strategic initiatives to capture the most promising opportunities across the businesses and drive outperformance in an environment of more moderate growth,” said Nicholas Fink, current president and COO, and incoming CEO on January 6, 2020. “Our Global Plumbing Group continues to outperform the market in both sales and profit by driving innovation and leveraging our core brand strength. We are more aggressively executing the pivot plan in Cabinets to rebalance the business towards the segments with stronger demand and growth. The newly announced president of this segment will continue to position the business for margin expansion and growth. We are also securing broader distribution and investing in Fiberon as we build a strong competitive brand in the outdoor living category.”

For each segment in the third quarter of 2019, compared to the prior-year quarter:

  Plumbing sales increased over 12 percent excluding FX driven by China and the U.S. Operating margin before charges/gains was 21.8 percent.
  Cabinet sales decreased 2 percent versus the prior year, and were flat excluding Canada. In the U.S., mid-single digit growth in value products was offset by softness in premium and semi-custom. Operating margin before charges/gains was 10 percent, and in line with our target for the full year.
  Doors & Security sales increased 11 percent, driven by the Fiberon acquisition. Operating margin before charges/gains was 14.5 percent.

Balance Sheet

During the quarter, we priced an offering of $700 million of senior unsecured notes maturing in 2029 at 3.25%, and maintained our solid investment grade ratings. The company also refinanced its $1.25 billion revolving credit facility in September.

“Our solid business model, consistent cash flow and strong balance sheet support the investment grade rating received from the three major rating agencies,” said Patrick Hallinan, chief financial officer, Fortune Brands. “With a longer duration across our debt structure at attractive interest rates, we have the liquidity to ensure the flexibility to invest for growth both organically and inorganically.”

During the quarter, the Company repurchased one million shares for approximately $50 million, bringing the year-to-date share repurchase total to two million shares for approximately $100 million. The Company has $314 million remaining on our current share repurchase authorization.

Annual Outlook for 2019

The Company’s 2019 annual outlook is based on a U.S. home products market growth assumption of 2 to 2.5 percent and an assumption of 2 to 2.5 percent growth for our total global market. The Company’s full-year 2019 sales growth expectation is tightened to the range of 5 to 6 percent, reflecting the slower ramp up of building product demand in the U.S., and the weaker Canadian housing market.

As a result, the Company tightens its full-year 2019 EPS outlook before charges/gains to $3.53 to $3.63.

The Company expects to generate free cash flow of approximately $480 to $500 million for the full year 2019, which includes accelerated investments in capacity and inventory to support new composite decking customers.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company's operating segments are Plumbing, Cabinets, and Doors & Security. Its trusted brands include Moen, Perrin & Rowe, Riobel, Rohl, Shaws and Victoria + Albert under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems, Fiberon composite decking and Master Lock and SentrySafe security products in the Doors & Security segment. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, sales excluding FX, sales excluding Canada, operating margin before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	% Change		2019	2018	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$589.7	$599.0	(2)	Cabinets	$1,797.7	$1,793.8	-
Plumbing	514.1	461.5	11	Plumbing	1,478.8	1,394.9	6
Doors & Security	355.2	320.3	11	Doors & Security	1,017.6	875.7	16
Total Net Sales	$1,459.0	$1,380.8	6	Total Net Sales	$4,294.1	$4,064.4	6

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended September 30,				Three Months Ended September 30,
Operating Income (loss) Before Charges/Gains (a)	2019	2018	% Change	Operating Income (loss)	2019	2018	% Change
Cabinets	$58.8	$64.6	(9)	Cabinets	$25.1	$28.7	(13)
Plumbing	112.0	93.5	20	Plumbing	112.0	89.4	25
Doors & Security	51.6	51.5	-	Doors & Security	50.1	48.2	4
Corporate Expenses	(19.2)	(19.0)	(1)	Corporate Expenses	(19.2)	(19.2)	-

Total Operating Income Before Charges/Gains	$203.2	$190.6	7	Total Operating Income (GAAP)	$168.0	$147.1	14

Earnings Per Share Before Charges/Gains (b)				Diluted EPS from Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.95	$0.93	2	Diluted EPS - Continuing Operations	$0.75	$0.69	9

EBITDA Before Charges/Gains (c)	$242.2	$236.0	3	Income from Continuing Operations, net of tax	$105.7	$99.9	6

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Nine Months Ended September 30,				Nine Months Ended September 30,
Operating Income (loss) Before Charges/Gains (a)	2019	2018	% Change	Operating Income (loss)	2019	2018	% Change
Cabinets	$170.7	$170.0	-	Cabinets	$134.0	$122.2	10
Plumbing	317.0	287.2	10	Plumbing	307.9	273.1	13
Doors & Security	127.9	128.5	-	Doors & Security	122.5	121.7	1
Corporate Expenses	(58.4)	(61.6)	5	Corporate Expenses	(58.4)	(61.9)	6

Total Operating Income Before Charges/Gains	$557.2	$524.1	6	Total Operating Income (GAAP)	$506.0	$455.1	11

Earnings Per Share Before Charges/Gains (b)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$2.60	$2.48	5	Diluted EPS - Continuing Operations	$2.32	$2.06	13

EBITDA Before Charges/Gains (c)	$672.3	$642.3	5	Income from Continuing Operations, net of tax	$327.3	$304.7	7

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2019	2018

Assets
Current assets
Cash and cash equivalents	$336.2	$262.9
Accounts receivable, net	640.1	571.7
Inventories	758.8	678.9
Other current assets	171.6	172.6
Total current assets	1,906.7	1,686.1

Property, plant and equipment, net	800.4	813.4
Goodwill	2,084.9	2,080.3
Other intangible assets, net of accumulated amortization	1,186.1	1,246.8
Other assets	307.5	138.0
Total assets	$6,285.6	$5,964.6

Liabilities and Equity
Current liabilities
Short-term debt	$399.5	$525.0
Accounts payable	436.5	459.0
Other current liabilities	540.6	508.1
Total current liabilities	1,376.6	1,492.1

Long-term debt	1,949.0	1,809.0
Deferred income taxes	160.1	162.6
Other non-current liabilities	463.2	320.9
Total liabilities	3,948.9	3,784.6

Stockholders' equity	2,335.4	2,178.2
Noncontrolling interests	1.3	1.8
Total equity	2,336.7	2,180.0
Total liabilities and equity	$6,285.6	$5,964.6

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating Activities
Net income	$327.3	$304.5
Depreciation and amortization	112.7	108.9
Recognition of actuarial losses	2.1	0.3
Non-cash lease expense	26.5	-
Deferred taxes	(1.8)	(11.4)
Asset impairment charges (d)	31.2	27.1
Other noncash items	24.3	35.3
Changes in assets and liabilities, net	(168.5)	(121.0)
Net cash provided by operating activities	$353.8	$343.7

Investing Activities
Capital expenditures	$(82.4)	$(106.5)
Proceeds from the sale of assets	4.2	1.3
Cost of acquisitions, net of cash	-	(466.0)
Other investing activities, net	0.1	2.8
Net cash used in investing activities	$(78.1)	$(568.4)

Financing Activities
Increase in debt, net	$14.3	$1,006.2
Proceeds from the exercise of stock options	6.9	4.1
Treasury stock purchases	(100.0)	(602.7)
Dividends to stockholders	(92.3)	(87.1)
All other	(30.8)	(13.1)
Net cash (used in) provided by financing activities	$(201.9)	$307.4

Effect of foreign exchange rate changes on cash	(1.2)	(7.8)

Net increase in cash and cash equivalents	$72.6	$74.9
Cash, cash equivalents and restricted cash* at beginning of period	270.7	323.0
Cash, cash equivalents and restricted cash* at end of period	$343.3	$397.9

FREE CASH FLOW	Nine Months Ended September 30,		2019 Full Year
	2019	2018	Approximation

Free Cash Flow**	$282.5	$242.6	$ 480.0 - 500.0
Add:
Capital expenditures	82.4	106.5	140.0 - 150.0
Less:
Proceeds from the sale of assets	4.2	1.3	4.2
Proceeds from the exercise of stock options	6.9	4.1	8.0 - 10.0
Cash Flow From Operations (GAAP)	$353.8	$343.7	$ 607.8 - 635.8

*Restricted cash of $7.1 million and $8.0 million is included in other assets as of September 30, 2019 and 2018, respectively, within our Condensed Consolidated Balance Sheet.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change

Net Sales	$1,459.0	$1,380.8	6	$4,294.1	$4,064.4	6

Cost of products sold	934.8	886.9	5	2,773.5	2,606.8	6

Selling, general
and administrative expenses	311.3	305.1	2	943.9	932.8	1

Amortization of intangible assets	9.9	8.9	11	30.0	25.3	19

Asset impairment charges	29.5	27.1	9	29.5	27.1	9

Restructuring charges	5.5	5.7	(4)	11.2	17.3	(35)

Operating Income	168.0	147.1	14	506.0	455.1	11

Interest expense	23.6	19.0	24	71.8	51.1	41

Other income, net	(0.3)	(9.6)	97	(2.2)	(15.8)	86

Income from continuing operations before income taxes	144.7	137.7	5	436.4	419.8	4

Income taxes	39.0	37.8	3	109.1	115.1	(5)

Income from continuing operations, net of tax	$105.7	$99.9	6	$327.3	$304.7	7

Loss from discontinued operations, net of tax	-	-	-	-	(0.2)	100

Net income	$105.7	$99.9	6	$327.3	$304.5	7

Less: Noncontrolling interests	0.1	0.1	-	(0.5)	0.1	(600)

Net income attributable to
Fortune Brands Home & Security	$105.6	$99.8	6	$327.8	$304.4	8

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.75	$0.69	9	$2.32	$2.06	13

Diluted Average Shares Outstanding	140.9	144.2	(2)	141.4	147.7	(4)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended September 30, 2019, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interests calculated on a diluted per-share basis excluding $5.7 million ($4.4 million after tax or $0.03 per diluted share) of restructuring and other charges, an asset impairment charge of $29.5 million ($22.5 million after tax or $0.16 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $2.1 million ($1.6 million after tax or $0.01 per diluted share) and a tax benefit of $0.2 million.

For the nine months ended September 30, 2019, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interests calculated on a diluted per-share basis excluding $21.7 million ($16.6 million after tax or $0.11 per diluted share) of restructuring and other charges, an intangible asset impairment charge of $29.5 million ($22.5 million after tax or $0.16 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $2.1 million ($1.6 million after tax or $0.01 per diluted share) and a net tax benefit of $0.6 million.

For the three months ended September 30, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interest calculated on a diluted per-share basis excluding $16.9 million ($13.5 million after tax or $0.09 per diluted share) of restructuring and other charges, an asset impairment charge of $27.1 million ($23.7 million after tax or $0.17 per diluted share), a net tax benefit related to an update to the estimated impact of the Tax Cuts and Jobs Act of 2017 of $2.9 million ($0.02 per diluted share) and the impact from actuarial losses associated with our defined benefit plans of $0.3 million ($0.2 million after tax).

For the nine months ended September 30, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interest calculated on a diluted per-share basis excluding $42.4 million ($34.3 million after tax or $0.24 per diluted share) of restructuring and other charges, an asset impairment charge of $27.1 million ($23.7 million after tax or $0.16 per diluted share), a net tax charge related to an update to the estimated impact from the Tax Cuts and Jobs Act of 2017 and a tax expense associated with the 2017 sale of a product line (total net tax expense of $3.2 million or $0.02 per diluted share) and the impact from actuarial losses associated with our defined benefit plans of $0.3 million ($0.2 million after tax).

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (b)	$0.95	$0.93	2	$2.60	$2.48	5

Restructuring and other charges	(0.03)	(0.09)	67	(0.11)	(0.24)	54
Asset impairment charges (d)	(0.16)	(0.17)	6	(0.16)	(0.16)	-
Defined benefit plan actuarial losses	(0.01)	-	-	(0.01)	-	-
Tax items	-	0.02	(100)	-	(0.02)	100

Diluted EPS - Continuing Operations	$0.75	$0.69	9	$2.32	$2.06	13

RECONCILIATION OF FULL YEAR 2019 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $3.53 to $3.63 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $3.24 to $3.34 per share and including the full year impact of previously announced restructuring actions. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2019.

(b) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$242.2	$236.0	3	$672.3	$642.3	5

Depreciation*	$(26.7)	$(26.1)	(2)	$(80.8)	$(76.3)	(6)
Amortization of intangible assets	(9.9)	(8.9)	(11)	(30.0)	(25.3)	(19)
Restructuring and other charges	(5.7)	(16.9)	66	(21.7)	(42.4)	49
Interest expense	(23.6)	(19.0)	(24)	(71.8)	(51.1)	(41)
Tradename intangible asset impairments	(29.5)	(27.1)	(9)	(29.5)	(27.1)	(9)
Defined benefit plan actuarial losses	(2.1)	(0.3)	(600)	(2.1)	(0.3)	(600)
Income taxes	(39.0)	(37.8)	(3)	(109.1)	(115.1)	5

Income from continuing operations, net of tax	$105.7	$99.9	6	$327.3	$304.7	7

* Depreciation excludes accelerated depreciation expense of $1.9 million for the nine months ended September 30, 2019, and $2.5 million and $7.3 million for the three and nine months ended September 30, 2018, respectively. Accelerated depreciation is included in restructuring and other charges.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended September 30,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Defined benefit plan actuarial losses
		Restructuring		Asset		Before
	GAAP	and other		impairments	Tax Items (2)	Charges/Gains
	(unaudited)	charges (3)				(Non-GAAP)

2019	THIRD QUARTER

Net Sales	$1,459.0	-	-	-	-

Cost of products sold	934.8	0.2	-	-	-
Selling, general & administrative expenses	311.3	(0.4)	-	-	-
Amortization of intangible assets	9.9	-	-	-	-
Asset impairment charge	29.5	-	-	(29.5)	-
Restructuring charges	5.5	(5.5)	-	-	-

Operating Income	168.0	5.7	-	29.5	-	203.2

Interest expense	23.6	-	-	-	-
Other income, net	(0.3)	-	(2.1)	-	-
Income from continuing operations before income taxes	144.7	5.7	2.1	29.5	-	182.0

Income taxes	39.0	1.4	0.5	7.0	0.2

Income from continuing operations, net of tax	$105.7	4.3	1.6	22.5	(0.2)	$133.9

Income from discontinued operations, net of tax	-	-	-	-	-

Net Income	105.7	-	-	-	-

Less: Noncontrolling interests (1)	0.1	(0.1)	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$105.6	4.4	1.6	22.5	(0.2)	$133.9

Income from continuing operations, net of tax
less noncontrolling interests	$105.6	4.4	1.6	22.5	(0.2)	$133.9

Diluted Average Shares Outstanding	140.9					140.9

Diluted EPS - Continuing Operations	0.75					0.95

2018

Net Sales	$1,380.8	-	-	-	-

Cost of products sold	886.9	(8.2)	-	-	-
Selling, general & administrative expenses	305.1	(2.5)	-	-	-
Amortization of intangible assets	8.9	-	-	-	-
Asset impairment charge	27.1	-	-	(27.1)	-
Restructuring charges	5.7	(5.7)	-	-	-

Operating Income	147.1	16.4	-	27.1	-	190.6

Interest expense	19.0	-	-	-	-
Other income, net	(9.6)	(0.5)	(0.3)	-	-
Income from continuing operations before income taxes	137.7	16.9	0.3	27.1	-	182.0

Income taxes	37.8	3.4	0.1	3.4	2.9

Income from continuing operations, net of tax	$99.9	13.5	0.2	23.7	(2.9)	$134.4

Loss from discontinued operations, net of tax	-	-	-	-	-

Net Income	99.9	-	-	-	-

Less: Noncontrolling interests	0.1	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$99.8	13.5	0.2	23.7	(2.9)	$134.3

Income from continuing operations, net of tax
less noncontrolling interests	$99.8	13.5	0.2	23.7	(2.9)	$134.3

Diluted Average Shares Outstanding	144.2					144.2

Diluted EPS - Continuing Operations	0.69					0.93

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax items for the three months ended September 30, 2019 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act") recorded in prior periods. Tax items for the three months ended September 30, 2018 represent an adjustment to the tax impact of the loss on sale of product line disposed of in 2017.
(3) Other charges for the three months ended September 30, 2018 include acquisition-related expense of $0.5 million ($0.4 million after tax) classified in other income, net.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Nine Months Ended September 30,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Defined benefit plan actuarial losses
		Restructuring		Asset		Before
	GAAP	and other		impairments	Tax Items (2)	Charges/Gains
	(unaudited)	charges (3)				(Non-GAAP)

2019	YEAR TO DATE

Net Sales	$4,294.1	-	-	-	-

Cost of products sold	2,773.5	(7.1)	-	-	-
Selling, general & administrative expenses	943.9	(3.4)	-	-	-
Amortization of intangible assets	30.0	-	-	-	-
Asset impairment charge	29.5	-	-	(29.5)	-
Restructuring charges	11.2	(11.2)	-	-	-

Operating Income	506.0	21.7	-	29.5	-	557.2

Interest expense	71.8	-	-	-	-
Other income, net	(2.2)	-	(2.1)	-	-
Income from continuing operations before income taxes	436.4	21.7	2.1	29.5	-	489.7

Income taxes	109.1	4.7	0.5	7.0	0.6

Income from continuing operations, net of tax	$327.3	17.0	1.6	22.5	(0.6)	$367.8

Income from discontinued operations, net of tax	-	-	-	-	-

Net Income	327.3	-	-	-	-

Less: Noncontrolling interests (1)	(0.5)	0.4	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$327.8	16.6	1.6	22.5	(0.6)	$367.9

Income from continuing operations, net of tax
less noncontrolling interests	$327.8	16.6	1.6	22.5	(0.6)	$367.9

Diluted Average Shares Outstanding	141.4					141.4

Diluted EPS - Continuing Operations	2.32					2.60

2018

Net Sales	$4,064.4	-	-	-	-

Cost of products sold	2,606.8	(17.8)	-	-	-
Selling, general & administrative expenses	932.8	(6.8)	-	-	-
Amortization of intangible assets	25.3	-	-	-	-
Asset impairment charge	27.1	-	-	(27.1)	-
Restructuring charges	17.3	(17.3)	-	-	-

Operating Income	455.1	41.9	-	27.1	-	524.1

Interest expense	51.1	-	-	-	-
Other income, net	(15.8)	(0.5)	(0.3)	-	-
Income from continuing operations before income taxes	419.8	42.4	0.3	27.1	-	489.6

Income taxes	115.1	8.1	0.1	3.4	(3.2)

Income from continuing operations, net of tax	$304.7	34.3	0.2	23.7	3.2	$366.1

Loss from discontinued operations, net of tax	(0.2)	-	-	-	-

Net Income	304.5	-	-	-	-

Less: Noncontrolling interests	0.1	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$304.4	34.3	0.2	23.7	3.2	$365.8

Income from continuing operations, net of tax
less noncontrolling interests	$304.6	34.3	0.2	23.7	3.2	$366.0

Diluted Average Shares Outstanding	147.7					147.7

Diluted EPS - Continuing Operations	2.06					2.48

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax items for the nine months ended September 30, 2019 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act") recorded in prior periods. Tax items for the nine months ended September 30, 2018 represent an update to the estimated impact of the Tax Act and an adjustment to the tax impact of the loss on sale of a product line disposed of in 2017.
(3) Other charges for the nine months ended September 30, 2019 include a $1.7 million fair value asset impairment expense associated with an idle manufacturing facility in our Doors & Security segment classified in cost of products sold and for the nine months ended September 30, 2018 includes an acquisition-related expense of $0.5 million ($0.4 million after tax) classified in other income, net.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Net Sales (GAAP)
Cabinets	$589.7	$599.0	(2)	$1,797.7	$1,793.8	-
Plumbing	514.1	461.5	11	1,478.8	1,394.9	6
Doors & Security	355.2	320.3	11	1,017.6	875.7	16
Total Net Sales	$1,459.0	$1,380.8	6	$4,294.1	$4,064.4	6

Operating Income (loss)
Cabinets	$25.1	$28.7	(13)	$134.0	$122.2	10
Plumbing	112.0	89.4	25	307.9	273.1	13
Doors & Security	50.1	48.2	4	122.5	121.7	1
Corporate expenses	(19.2)	(19.2)	-	(58.4)	(61.9)	6

Total Operating Income (GAAP)	$168.0	$147.1	14	$506.0	$455.1	11

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$58.8	$64.6	(9)	$170.7	$170.0	-
Plumbing	112.0	93.5	20	317.0	287.2	10
Doors & Security	51.6	51.5	-	127.9	128.5	-
Corporate expenses	(19.2)	(19.0)	(1)	(58.4)	(61.6)	5

Total Operating Income Before Charges/Gains (a)	203.2	190.6	7	557.2	524.1	6
Restructuring and other charges (1) (2)	(5.7)	(16.4)	65	(21.7)	(41.9)	48
Asset impairment charges (d)	(29.5)	(27.1)	(9)	(29.5)	(27.1)	(9)
Total Operating Income (GAAP)	$168.0	$147.1	14	$506.0	$455.1	11

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, impairments related to previously closed facilities and the losses on the sale of closed facilities. In total we recognized $0.2 million and $10.5 million of expense for the three and nine months ended September 30, 2019, respectively, including a $1.7 million fair value asset impairment expense associated with an idle manufacturing facility in our Doors & Security segment classified in cost of products sold, for the nine months ended September 30, 2019. In addition, we recognized $5.6 million and $11.0 million of expense for the three and nine months ended September 30, 2018, associated with these initiatives.

In our Doors & Security segment, other charges also includes an acquisition-related inventory step-up expense (Fiberon) classified in cost of products sold of $1.8 million for the nine months ended September 30, 2019 and $1.0 million for the three and nine months ended September 30, 2018. In our Plumbing segment, other charges also includes an acquisition-related inventory step-up expense (Victoria + Albert) classified in cost of products sold of $1.6 million and $5.0 million for the three and nine months ended September 30, 2018, and compensation expense classified in selling, general and administrative expense of $2.3 million and $7.3 million, respectively, related to deferred purchase price consideration payable to certain former Victoria + Albert shareholders contingent on their employment through October 2018.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended September 30,
	2019	2018	Change

CABINETS
Before Charges/Gains Operating Margin	10.0%	10.8%	(80) bps
Restructuring & Other Charges	(0.7%)	(1.5%)
Asset Impairment Charges	(5.0%)	(4.5%)
Operating Margin	4.3%	4.8%	(50) bps

PLUMBING
Before Charges/Gains Operating Margin	21.8%	20.3%	150 bps
Restructuring & Other Charges	-	(0.9%)
Operating Margin	21.8%	19.4%	240 bps

DOORS & SECURITY
Before Charges/Gains Operating Margin	14.5%	16.1%	(160) bps
Restructuring & Other Charges	(0.4%)	(1.1%)
Operating Margin	14.1%	15.0%	(90) bps

Total Company
Before Charges/Gains Operating Margin	13.9%	13.8%	10 bps
Restructuring & Other Charges	(0.4%)	(1.2%)
Asset Impairment charges	(2.0%)	(1.9%)
Operating Margin	11.5%	10.7%	80 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairments, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended September 30, 2019
% change

PLUMBING
Percentage change in Net Sales excluding FX impact	12%
FX impact	(1%)
Percentage change in Net Sales (GAAP)	11%

Plumbing net sales excluding FX impact is consolidated Plumbing net sales derived in accordance with GAAP excluding the impact of year-over-year FX changes on net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN CABINETS NET SALES EXCLUDING CANADA NET SALES TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended September 30, 2019
% change

CABINETS
Percentage change in Net Sales excluding Canada Net Sales	0%
Impact of Canada Net Sales	(2%)
Percentage change in Net Sales (GAAP)	(2%)

Cabinets net sales excluding Canada net sales is consolidated Cabinets net sales derived in accordance with GAAP excluding Canada net sales. Management uses this measure to evaluate the overall performance of the Cabinets segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges and an asset impairment. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairments, actuarial losses associated with our defined benefit plans and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, depreciation, asset impairments, actuarial losses associated with our defined benefit plans, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the three and nine months ended September 30, 2019 and 2018 represent a pre-tax impairment charge of $29.5 million and $27.1 million, respectively, related to indefinite-lived tradenames in our Cabinets segment. It also includes a $1.7 million fair value asset impairment expense classified in cost of products sold, for the nine months ended September 30, 2019 associated with an idle manufacturing facility in our Doors & Security segment.

Contacts

INVESTOR and MEDIA CONTACT:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com